Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Type	Fee Calculation Rate Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)
Equity	Common Stock, $0.001 par value	457(o)	-	-	$-	-	$-
Equity	Preferred Stock, $0.001 par value per share	457(o)	-	-	-	-	-
Other	Warrants	457(o)	-	-	-	-	-
Other	Units	457(o)	-	-	-	-	-
Debt	Debt Securities	457(o)	-	-	-	-	-
Unallocated (Universal) Shelf	(2)	457(o)	$100,000,000	-	$100,000,000	$0.00015310	$15,310.00

Total Offering Amount					$100,000,000		$15,310.00
Total Fee Offsets							$0.00
Net Fees Due							$15,310.00

(1)	There are being registered hereunder such indeterminate number or amount of debt securities, common stock, preferred stock, warrants, and units, consisting of some or all of these securities in any combination, as may from time to time be issued by AgEagle Aerial Systems Inc. (the “Registrant”) at indeterminate prices, which together shall have an aggregate initial offering price not to exceed $100,000,000. This registration statement also covers an indeterminate number of securities that may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $100,000,000.